MORTGAGE,
SECURITY AGREEMENT AND
ASSIGNMENT OF RENTS AND LEASES

THIS INDENTURE (hereinafter referred to as the “Mortgage”) made as of the 31st day of March, 2010, by and between G & E HEALTHCARE REIT II SARTELL MOB, LLC, a Delaware limited liability company (the “Mortgagor”), whose mailing address is 1551 North Tustin Avenue, Suite 200, Santa Ana, California 92705, and STINGRAY PROPERTIES, LLC, a Minnesota limited liability company (the “Mortgagee”) whose mailing address is 6975 Saukview Drive, St. Cloud, Minnesota 56303.

This Mortgage secures Mortgagor’s obligations: (i) under the Performance of Loan Obligations and Indemnity Agreement of even date herewith by and between Mortgagor and Mortgagee (the “Performance Agreement”), together with all extensions, amendments and renewals thereof; and (ii) under this Mortgage, together with all extensions, amendments and renewals thereof; (all such sums being collectively referred to herein as the “Secured Indebtedness”). For the purposes of Minnesota Statutes Section 287.03 (and for mortgage registration taxes in connection herewith), the “initial amount of the debt” is deemed to be $3,340,516 and 00/100ths ($3,340,516.00) Dollars. Notwithstanding the foregoing, Mortgagee and Mortgagor acknowledge that no debt shall be owed by Mortgagor to Mortgagee except as provided in the Performance Agreement.

In consideration of the sum of $1.00 paid by the Mortgagee to the Mortgagor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor does hereby MORTGAGE, GRANT, BARGAIN, SELL AND CONVEY unto the Mortgagee, its successors and assigns, forever, and GRANTS A SECURITY INTEREST to the Mortgagee, its successors and assigns, in the following properties (all of the following being hereafter collectively referred to as the “Mortgaged Premises”), subject to the Permitted Exceptions (as hereinafter defined):

A. Real Property

All the tracts or parcels of real property lying and being in the County of Stearns, State of Minnesota (the “Land”), all as more fully described in Exhibit A attached hereto and made a part hereof, together with all the estates and rights in and to the Land and in and to lands lying in any and all streets, lanes, alleys, passages and roads adjoining the Land, and together with all buildings, structures, improvements, fixtures, annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments, appurtenances, minerals, mineral rights, water and water rights, now or hereafter belonging or pertaining to the Land; and

B. Personal Property

All buildings, structures, equipment, fixtures, improvements, building supplies and materials and personal property now or hereafter attached to, located in, placed in or necessary to the use of the improvements on the Mortgaged Premises; and

C. Leases, Rents, Issues and Profits

All leases, rents, issues and profits now due or which may hereafter become with respect to the Mortgaged Premises or any part thereof; and

D. Judgments and Awards

Any and all awards or compensation made by any governmental or other lawful authorities for the taking or damaging by eminent domain of the whole or any part of the Mortgaged Premises or any rights appurtenant thereto, including any awards for a temporary taking, change of grade of streets or taking of access; and

E. After-Acquired Property

All right, title, and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenants to the items or types of property described in Sections A through D above, which are hereafter acquired by or released to the Mortgagor, or are hereafter constructed, assembled or placed by the Mortgagor on the Mortgaged Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement, or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment, or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described in the granting clause hereof, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances, or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

TO HAVE AND TO HOLD the Mortgaged Premises unto the Mortgagee forever.

ARTICLE I
Mortgagor’s
Representations, Warranties
Covenants and Agreements

The Mortgagor makes and includes in this Mortgage the Statutory Covenants and other provisions set forth in Minnesota Statutes Section 507.15 or in any future Minnesota Statute providing for a statutory form of real estate mortgage, and the Mortgagor makes the following additional representations, warranties, covenants and agreements with the Mortgagee:

1.1. Good Title; Covenant to Defend. The Mortgagor represents, warrants and covenants to and with the Mortgagee that: (a) the Mortgagor has the right and lawful authority to mortgage, grant, sell, transfer and convey the Mortgaged Premises to the Mortgagee, as provided herein, subject to the exceptions set forth on Exhibit B attached hereto and made part hereof and other exceptions which do not materially impact the lien in favor of the Mortgagee as created herein (collectively, the “Permitted Exceptions”), which Permitted Encumbrances include [that certain Third Party Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents dated September 16, 2005 between Sylvan Holdings, LLC as mortgagor and Wells Fargo Bank, National Association, as mortgagee (the “Lender”), recorded in the Office of County Recorder, Stearns County, Minnesota, as document number 1169890, as the same has been assigned and modified (the “Senior Mortgage”)]; (b) this Mortgage is and shall remain a valid and enforceable priority lien on the Mortgaged Premises, subject only to the exceptions referred to above; (c) the Mortgagor will preserve its fee title to the Mortgaged Premises as set forth herein; and (d) the execution of this Mortgage has been duly authorized.

1.2. Performance of the Performance Agreement and Mortgage. The Mortgagor shall duly and punctually perform and observe all of the covenants, agreements and provisions contained herein and in the Performance Agreement.

1.3. Care of Mortgaged Premises; No Waste. The Mortgagor shall, at all times, keep and maintain the Mortgaged Premises in good condition, repair and operating condition, ordinary wear and tear excepted, and shall not commit, or suffer to be committed, any waste or misuse of the Mortgaged Premises, and shall promptly repair, restore or replace, any buildings, improvements or structures now or hereafter placed or located on the Mortgaged Premises which may become damaged or destroyed.

1.4. Payment of Utilities and Operating Costs. Subject to Section 1.8 hereof, the Mortgagor shall pay, or cause to be paid, all appropriate charges made for electricity, gas, heat, water, sewer, and all other utilities and operating costs and expenses, received, furnished or used in connection with the Mortgaged Premises, and will, upon written request by the Mortgagee, furnish proper receipt showing payment therefore.

1.5. Liens. Subject to Section 1.8 hereof, the Mortgagor shall pay, or cause to be paid, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, would result in, or permit the creation of a lien on the Mortgaged Premises, or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, to the extent such lien would have a material impact on the lien created by this Mortgage. Should any fixture be installed to the Mortgages Premises from or after the date hereof, the lien of this Mortgage shall immediately attach to said fixture and, subject to the Permitted Encumbrances, shall be prior and superior to all other liens or claims. The Mortgagor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants, and conditions of all Permitted Encumbrances, as set forth in Exhibit B attached hereto, the noncompliance with which would materially affect the security of this Mortgage, and the Mortgagor shall do or cause to be done all things reasonably necessary to preserve intact and unimpaired all material easements, appurtenances, and other interests and rights in favor of or constituting any portion of the Mortgaged Premises.

1.6. Real Property Taxes and Assessments. The Mortgagor agrees to pay, or cause to be paid, all real property taxes, assessments, and other similar charges made against the Mortgaged Premises.

1.7. Compliance with Laws. Subject to Section 1.9 hereof, the Mortgagor shall comply with all applicable present and future laws, ordinances, regulations, covenants, conditions and restrictions affecting the Mortgaged Premises or the operation thereof, and shall pay, or cause to be paid, all applicable fees or charges of any kind in connection therewith. The Mortgagor shall not, by act or omission, impair the integrity of the Mortgaged Premises as separate subdivided zoning lots separate and apart from all other lots.

1.8. Permitted Contests. Notwithstanding any provision of this Mortgage to the contrary, the Mortgagor shall not be required to: (a) pay any charge referred to Section 1.4 hereof; (b) discharge or remove any lien, encumbrance or charge referred to in Section 1.5 hereof; (c) pay the tax, assessment or other charged referred to in Sections 1.6 and 1.7 hereof, or (d) comply with any statute, law, rule, regulation or ordinance referred to in Section 1.7 hereof, so long as the Mortgagor shall in good faith contest the same or the validity thereof by appropriate legal or other proceedings which shall operate to prevent the collection of the imposition so contested, or the sale, forfeiture or loss of the Mortgaged Premises, or any part thereof to satisfy the same. Any such contest shall be prosecuted with due diligence and the Mortgagor shall, after final determination thereof, promptly pay, or cause to be paid, the amount of any such imposition so determined, together with all interest and penalties which may be payable in connection therewith.

1.9. Duty to Defend. The Mortgagor shall promptly notify the Mortgagee of and appear in and defend any suit, action or proceeding that materially affects the value of the Mortgaged Premises. The Mortgagee may, at its option, elect to appear in or defend any such action or proceeding at its own cost.

1.10. Insurance Coverage. The Mortgagor shall obtain and keep in full force and effect during the term of this Mortgage insurance coverage in accordance with the Senior Mortgage.

1.11. Notice of Damage. The Mortgagor shall give the Mortgagee prompt notice of any material damage to or destruction of the Mortgaged Premises. So long as the Mortgagor is not in default under the terms of this Mortgage, the proceeds or any part thereof shall be applied to the restoration or repair of the Mortgaged Premises or as otherwise required by the Senior Mortgage.

1.12. Condemnation. The Mortgagor shall give the Mortgagee prompt notice of any action, actual or threatened, in condemnation or eminent domain.

1.13. Restoration of Mortgaged Premises After Loss. Should any insurance or condemnation proceeds be applied to the restoration or repair of the Mortgaged Premises the restoration or repair shall be done in accordance with the Senior Mortgage.

1.14. Hazardous Substances. The Mortgagor represents, warrants and covenants to the Mortgagee that it shall not, nor shall the Mortgagor permit others to, use the Mortgaged Premises at any time to generate, transport, store, process, treat, or dispose of a toxic or hazardous substance, waste or constituent, to the extent prohibited by the Senior Mortgage. The Mortgagor shall not, nor shall the Mortgagor permit others to take, fail to take, or permit any action which may result in a release of any toxic or hazardous substance, waste or constituent in, on, about or from the Mortgaged Premises to the extent prohibited by the Senior Mortgage. The Mortgagor warrants that the Mortgagor is not subject to any claim for which any local, state or federal law governing liability for any such substance, waste or constituent may apply. Within ten (10) business days after learning of the occurrence of (a) the commencement of any litigation, arbitration or other proceeding that materially, adversely affects the Mortgaged Premises, or (b) written notice from any government or governmental agency that the Mortgaged Premises or any operations thereon are not in compliance with any local, state or federal law rule or ordinance, or (d) written notice that the Mortgagor or all or part of the Mortgaged Premises is subject to any investigation relating to any toxic or hazardous substance, waste or constituent, the Mortgagor shall give the Mortgagee written notice thereof.

1.15. Financial and Operating Statements. To the extent required by the Senior Mortgage, the Mortgagor shall keep and maintain, at all times, full, true, and accurate books of accounts, in sufficient detail to show the names of the tenants, if any, occupying the Mortgaged Premises, the rent paid by each such tenant and security deposits, if any, copies of all leases, if any, and such other books and records showing in detail the earnings and expenses of the Mortgaged Premises.

1.16. Mortgagee’s Right of Entry. The Mortgagor shall permit the Mortgagee or its authorized representatives to enter the Mortgaged Premises at reasonable times during normal business hours, and without disturbing any tenants, upon at least two (2) prior business days’ written notice, for the purpose of inspecting the same; provided, however, the Mortgagee shall have no duty to make such inspections and shall not incur any liability or obligation for making or not making any such inspections.

1.17. Due on Sale. Subject to the Senior Mortgage, the Mortgagor may, at any time in its sole discretion, voluntarily sell, convey, transfer, further mortgage, encumber, or dispose of the Mortgaged Premises, or any part thereof, or any interest therein, legal or equitable, or agree to do so, without obtaining the consent of the Mortgagee.

1.18. Mortgagee’s Right to Cure. Subject to the Mortgagor’s rights under Section 1.8 hereof, if the Mortgagor shall fail to comply with any of the covenants or obligations of this Mortgage, then the Mortgagee may, but shall not be obligated to, upon notice to the Mortgagor, but without waiving or releasing the Mortgagor from any obligation contained in this Mortgage, perform such covenants and agreements, investigate and defend against such action or proceeding, and take such other action as the Mortgagee deems reasonably necessary to protect its interest in the Mortgaged Premises or this Mortgage. The Mortgagor agrees to repay upon demand all reasonable sums incurred by the Mortgagee in remedying any such failure, together with interest at the rate of six (6%) percent. All such sums, together with interest as aforesaid, shall become so much additional Secured Indebtedness, but no such advance shall be deemed to relieve the Mortgagor from any failure hereunder.

1.19. Uniform Commercial Code Security Interest. This Mortgage shall constitute a security agreement as defined in the Uniform Commercial Code and SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING which is to be filed in the real estate records of the County where the Mortgaged Premises are situated. The name of the record owner of said real estate is the Mortgagor set forth on page one of this Mortgage. Information concerning the security interest created by this Mortgage may be obtained from the Mortgagee, as secured party, at its address as set forth on page one of this Mortgage. The name and address of the Mortgagor, as debtor, and the name and address of the Mortgagee, as secured party, are as set forth on page one of this Mortgage. This Mortgage covers goods which are, or are to become, fixtures. This Mortgage is sufficient as a financing statement, and as a financing statement it covers goods which are, or are to become, fixtures on the Land. In addition, the Mortgagor shall execute and deliver to the Mortgagee, upon the Mortgagee’s request, any financing statements or amendments thereto or continuation statements thereto that the Mortgagee may reasonably require to perfect a security interest in said items or types of property, and the Mortgagor further hereby authorizes and consents to the filing of one or more financing statements to perfect the security interests created by this Mortgage. The Mortgagee shall pay all costs of filing such instruments.

1.20. No Consent. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Mortgaged Premises or any part thereof, nor as giving the Mortgagor or any party in interest with the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against the Mortgagee in respect thereof (except pursuant to any lease of the Mortgaged Premises), or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

1.21. Further Assurances. The Mortgagor shall execute and deliver to the Mortgagee from time to time, such further instruments, security agreements, financing statements under the Uniform Commercial Code and assurances and do such further acts reasonably required to carry out more effectively the purposes of this Mortgage and without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or so intended to be. The Mortgagee shall pay any recording fees, filing fees, mortgage registry taxes, stamp taxes and other charges arising out of or incident to the filing or recording of this Mortgage and all documents collateral there, such further assurances and instruments and the issuance and delivery of the Performance Agreement.

1.22. Miscellaneous Rights of Mortgagee. Except as may be prohibited by the Performance Agreement, without affecting the liability of any party liable for payment of the Secured Indebtedness or the performance of any obligation contained herein, and without affecting the rights of the Mortgagee with respect to any security not expressly released in writing, the Mortgagee may, at any time, and without notice to or the consent of the Mortgagor or any party with an interest in the Mortgaged Premises or, except as expressly provided below, (a) release any person or entity liable for payment of all or any part of the Secured Indebtedness or for the performance of any obligation herein, (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Secured Indebtedness or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof, (c) accept any additional security, (d) release or otherwise deal with any property, real or personal, including any or all of the Mortgaged Premises, including making partial releases of the Mortgaged Premises, or (e) resort to any security agreements, pledges, contracts of guaranty, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine. Except for the full satisfaction of Mortgagor’s obligations under the Performance Agreement or as otherwise provided in Section 3.5 hereof, no act or thing, which but for this provision could act as a release, termination, satisfaction or impairment of this Mortgage shall in any way release, terminate, satisfy or impair this Mortgage.

ARTICLE II

Defaults and Remedies

2.1. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Mortgage:

a.	A Buyer Default under Section 10 of the Performance Agreement; provided, however, that no default, Event of Default, or Buyer Default shall exist unless Mortgagee shall first provide Mortgagor with written notice and seven (7) days during which Mortgagor may cure.

b.	The Mortgagor shall fail duly to perform or observe any covenant or agreement in this Mortgage or the Performance Agreement; provided, however, that no default or Event of Default shall exist unless Mortgagee shall first provide Mortgagor with written notice and thirty (30) days during which Mortgagor may cure, or if such cure requires more than thirty (30) days, such additional time as necessary provided that Mortgagor promptly initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

c.	Any statement, representation or warranty made by the Mortgagor in the Performance Agreement or in this Mortgage shall prove to have been incorrect or misleading in any material respect when made and the Mortgagor does not correct such incorrect or misleading statement, representation or warranty within thirty (30) days of receipt of notice in writing.

Any written notice required by this Section 2.1 shall be delivered in accordance with Section 12 of the Performance Agreement.

2.2. Remedies. Upon the occurrence of an Event of Default which remains uncured during the time period provided, or at any time thereafter until such Event of Default is cured to the satisfaction of the Mortgagee, the Mortgagee may, at its option, and without notice to the Mortgagor, exercise any or all of the following rights and remedies, and any other rights and remedies now or then available to it, either hereunder or at law or in equity (except that in no event shall Mortgagor be liable for punitive, indirect or consequential damages):

a.	Subject to the conditions and requirements set forth in the Performance Agreement (including without limitation the condition that the Lender has accelerated the “Loan”, as such term is defined in the Performance Agreement), Mortgagee may declare the entire principal and interest and fees remaining to be paid by Mortgagee under the Loan to be immediately due and payable and thereupon all such and all other Secured Indebtedness shall be and become immediately due and payable to the parties and in the manner set forth in the Performance Agreement.

b.	The Mortgagee may foreclose this Mortgage by action or advertisement, and the Mortgagor hereby authorizes and fully empowers the Mortgagee to do so, with full authority to sell the Mortgaged Premises at public auction and convey the same to the Purchaser in fee simple all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to apply all amounts that would be owing, obligated or due as set forth in the Performance Agreement and with respect to the Secured Indebtedness together with all such sums of money as the Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute together with interest thereon as herein provided and all costs and expenses of such foreclosure, including lawful and reasonable attorneys’ fees, with the balance, if any, to be paid to the persons entitled thereto by law.

c.	The Mortgagee may collect, receive, and retain all rents, income, and profits (the “Rents”) from the Mortgaged Premises, either through the appointment of a receiver or by self help and without appointment of a receiver.

The Mortgagee shall be entitled as a matter of right without notice and without giving bond and without regard to the solvency or insolvency of the Mortgagor, or waste of the Mortgaged Premises or adequacy of the security of the Mortgaged Premises, to apply for the appointment of a receiver in accordance with applicable law.

The Rents collected in accordance with this Mortgage, whether collected by a receiver appointed in accordance with the preceding paragraph and applicable law or collected directly by the Mortgagee exercising self-help, shall be applied in the following order, or such other order as mandated by Minnesota Statutes Sections 559.17 and 576.01, subdivision 2, and applicable successor statutes: (i) reasonable fees of the receiver, where one is appointed; (ii) application of tenant security deposits as required by applicable law, including Minnesota Statutes Section 504B.178 and applicable successor statutes; (iii) payment when due of prior or current real estate taxes or special assessments with respect to the Mortgaged Premises, or the periodic escrow for the payment of the taxes or special assessments; (iv) payment when due of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of said premiums; and (v) payment of all expenses for normal maintenance of the Mortgaged Premises.

Nothing contained in this Mortgage and no actions taken pursuant to this Mortgage shall be construed as constituting the Mortgagee a mortgagee in possession.

d.	In addition to the rights available to a mortgagee of real property, the Mortgagee shall also have all the rights, remedies and recourse available to a secured party under the Uniform Commercial Code, including without limitation the right to proceed under the provisions of the Uniform Commercial Code governing default as to any personal property which may be included in the Mortgaged Premises or which may be deemed nonrealty in a foreclosure of this Mortgage or to proceed as to such personal property in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

ARTICLE III
Miscellaneous

3.1. Mortgagor’s Acknowledgment of Remedies. THE MORTGAGOR HEREBY CONSENTS AND AGREES TO THE FORECLOSURE AND SALE OF THE MORTGAGED PREMISES IN ACCORDANCE HEREWITH BY ACTION PURSUANT TO MINNESOTA STATUTES CHAPTER 581 OR, AT THE OPTION OF THE MORTGAGEE, BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES CHAPTER 580 (OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTES HEREAFTER ENACTED), WHICH PROVIDES FOR SALE AFTER SERVICE OF NOTICE THEREOF UPON THE OCCUPANT OF THE MORTGAGED PREMISES AND PUBLICATION OF SAID NOTICE FOR SIX (6) WEEKS IN THE COUNTY IN MINNESOTA WHERE THE MORTGAGED PREMISES ARE SITUATED; ACKNOWLEDGES THAT NO HEARING OF ANY TYPE IS REQUIRED IN CONNECTION WITH THE SALE; AND EXCEPT AS MAY BE PROVIDED IN SAID STATUTES EXPRESSLY WAIVES ANY AND ALL RIGHT TO PRIOR HEARING OF ANY TYPE IN CONNECTION WITH THE SALE OF THE MORTGAGED PREMISES. The Mortgagor further understands that in the event of such default the Mortgagee may also elect its rights under the Uniform Commercial Code and take possession of the Personal Property (as defined in this Mortgage) and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereafter amended or by any similar or replacement statute hereafter enacted. THE MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS PARAGRAPH AND THE MORTGAGOR’S RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT THE MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

3.2. Continued Priority. Any agreement hereafter made by the Mortgagor and the Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

3.3. Cumulative Rights. Each right, power or remedy herein conferred upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to the Mortgagee, at law or in equity, or under the Uniform Commercial Code or other law, or under any other agreement, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Mortgagee and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy, except that in no event shall Mortgagor be liable for punitive, indirect or consequential damages. No delay or omission by the Mortgagee in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of the Mortgagee to resort thereto at a later date or be construed to be a waiver of any Event of Default or Default under this Mortgage or the Performance Agreement.

3.4. Waiver. The Mortgagor hereby waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereafter in force. The Mortgagor hereby waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Mortgaged Premises, or as to require the Mortgagee or any other person to exhaust its remedies against a specific portion of the Mortgaged Premises before proceeding against the other and does hereby expressly consent to and authorize the sale of the Mortgaged Premises or any part thereof as a single unit or parcel.

3.5. Satisfaction of Mortgage. Notwithstanding anything herein or in the Performance Agreement to the contrary, this Mortgage and all assignments herein contained shall be void and fully satisfied and the lien hereof shall be deemed to be automatically released by the Mortgagee without any further evidence or documentation by the Mortgagee, upon either of the following events: (i) the full satisfaction of the Mortgagor’s obligations under the Performance Agreement, and (ii) the termination, expiration, or release of the lien of the Senior Mortgage. Upon any such event, Mortgagee shall execute any documentation reasonably requested by Mortgagor in furtherance of this Section 3.5 without delay and without any cost to the Mortgagor.

3.6. Governing Law. This Mortgage is made and executed under the laws of the State of Minnesota and is intended to be governed by the laws of said State.

3.7. Binding Effect. This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon the Mortgagor and its successors and assigns including without limitation each and every from time to time record owner of the Mortgaged Premises and any other person having an interest therein, shall run with the land and shall inure to the benefit of the Mortgagee and its successors and assigns. As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is a party to this Mortgage.

3.8. Severability and Survival. The unenforceability or invalidity of any provisions hereof shall not render any other provision, or provisions herein contained unenforceable or invalid. The foreclosure of this Mortgage will not affect or limit any remedy of the Mortgagee on account of any breach by the Mortgagor of the terms of this Mortgage occurring prior to such foreclosure, except to the extent of the amount bid at foreclosure.

3.9. Captions. The captions and headings of the various sections of this Mortgage are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

3.10. Notices. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and the mailing thereof by certified mail to their respective addresses as set forth on page one herein, or to such other places any party hereto may hereafter by notice in writing designate shall constitute service of notice hereunder.

THE MORTGAGOR REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE MORTGAGOR HAS READ ALL OF THIS MORTGAGE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS MORTGAGE. THE MORTGAGOR ALSO AGREES THAT THE MORTGAGEE’S COMPLIANCE WITH THE EXPRESS PROVISIONS OF THIS MORTGAGE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Mortgage as of the day and year first above-written.

G&E HEALTHCARE REIT II SARTELL MOB, LLC,
a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Its: Authorized Signatory

Address: c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 200
Santa Ana, California 92705
Attn: Danny Prosky

STATE OF CALIFORNIA	)
) ss
COUNTY OF ORANGE	)

The foregoing instrument was acknowledged before me this 31st day of March, 2010 by Danny Prosky in his capacity as the Authorized Signatory of G&E Healthcare REIT II Sartell MOB, LLC, a Delaware limited liability company.

/s/ P.C. Han
Notary Public

THIS INSTRUMENT WAS DRAFTED BY:
GRAY PLANT MOOTY
Kevin M. O’Driscoll
1010 West St. Germain, Suite 500
St. Cloud, MN 56301
(320) 252-4414

GP:2735295 v1

EXHIBIT A

LEGAL DESCRIPTION

The following described real property located in Stearns County, Minnesota:

Lots One (1), Two (2), Three (3), Block One (1), REGIONAL MEDICAL ARTS CAMPUS, according to the plat and survey thereof recorded in the office of the County Recorder in and for Stearns County, Minnesota;

EXHIBIT B
PERMITTED ENCUMBRANCES

1. Rights of tenants under unrecorded leases.

2. Terms and conditions of Regional Medical Arts Campus Final Development Agreement dated December 16, 2004, recorded December 27, 2004, as Document No. 1138148.

3. Easements created and shown on Plat of Regional Medical Arts Campus recorded December 23, 2004, as Document No. 1138073, as amended by Resolution No. 131-05, vacating a portion of a drainage and utility easement, recorded June 28, 2005, as Document No. 1158409.

4. Terms and conditions of Declaration of Easements, Development Standards and Protective Covenants, dated December 9, 2004, recorded December 23, 2004, as Document No. 1138074.

5. Terms and conditions of Declaration of Road Access Restriction dated October 19, 1999, recorded November 8, 1999, as Document No. 924363.

6. Third-Party Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents dated September 16, 2005, recorded September 28, 2005, as Document No. 1169890, executed by Sylvan Holdings, LLC, in favor of Wells Fargo Bank, National Association, in the original principal amount of $4,000,000.00, amended by Consent and Assumption Agreement dated July 1, 2006, recorded September 28, 2006, as Document No. 1207487.

7. Fixture Financing Statement of Sylvan Holdings, LLC, debtor, in favor of Wells Fargo Bank, NA, secured party, recorded October 13, 2005, as Document No. 1171839.

8. Subordination and Attornment Agreement dated September 16, 2005, recorded October 13, 2005, as Document No. 1171840.

9. Subordination and Attornment Agreement dated September 16, 2005, recorded October 13, 2005, as Document No. 1171841.

10. Subordination and Attornment Agreement dated September 16, 2005, recorded October 13, 2005, as Document No. 1171842.

11. Leases in favor of Center for Pain Management, Central Minnesota Neurosciences, indicated by recorded Subordination and Attornment Agreements recorded as Document Nos. 1171841 and 1171842.

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